Exhibit 99.1

FOR IMMEDIATE RELEASE

For more information, contact:

Valerie Bellofatto

Extreme Networks, Inc.

(408) 579-2963

vbellofatto@extremenetworks.com

EXTREME NETWORKS, INC. ANNOUNCES ACCELERATED VESTING OF STOCK

OPTIONS WITH EXERCISE PRICES IN EXCESS OF CURRENT MARKET PRICE

SANTA CLARA, Calif., June 27, 2005 – Extreme Networks, Inc. (NASDAQ: EXTR), announced that on June 27, 2005, it accelerated the vesting of certain unvested options awarded to its employees, officers and directors under its stock option plans in response to the upcoming change in the accounting treatment of stock awards. The acceleration applies only to those options with an exercise price of $7.00 per share or higher. The closing sale price of Extreme Networks’ common stock on the Nasdaq National Market on June 27, 2005 was $4.17 per share. As a result of this action, options to purchase approximately 4,544,000 million shares of Extreme Networks’ common stock became exercisable on June 27, 2005. This represents approximately 21 percent of total outstanding options.

Under the recently issued Financial Accounting Standards Board Statement No. 123R, “Share-Based Payment” (“FAS 123R”), the Company will be required to recognize the expense of all share-based payments to employees, including grants of employee stock options, beginning in the first quarter of fiscal 2006, ending October 2, 2005. By accelerating the vesting of the identified stock options now, the Company will reduce this expense in fiscal years 2006, 2007 and 2008.

As required under FAS 123, the Company will reflect all remaining expense associated with these accelerated options, of approximately $11,434,000, in the notes to consolidated financial statements for fiscal 2005 ending July 3, 2005.

Consistent with the actions taken by many other companies, Extreme Networks has elected to take this action in order to accelerate the recognition of previously estimated costs that are disproportionate to the current fair market value of the options. In taking this action, the Compensation Committee of Extreme Networks’ Board of Directors decided to include only options that had exercise prices that are well above the current stock price. The Compensation Committee believes that this action is in the best interests of Extreme Networks’ stockholders, and will help to motivate its employees to achieve the critical goals that will drive the long-term success of the company.

Extreme Networks

Extreme Networks is a leader in open converged networks. Its innovative network architecture provides Enterprises and Metro Service Providers with the resiliency, adaptability and simplicity required for a true converged network that supports voice, video and data, over a wired and wireless infrastructure, while delivering high-performance and advanced security features. For more information, please visit www.extremenetworks.com

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Extreme Networks, BlackDiamond and Summit are either registered trademarks or trademarks of Extreme Networks, Inc. in the United States and other countries.

This announcement contains forward-looking statements that involve risks and uncertainties, including statements regarding our expectations for future financial results and future performance. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including, but not limited to: our effectiveness in controlling expenses, fluctuations in demand for our products and services; a highly competitive business environment for network switching equipment; the possibility that we might experience delays in the development of new technology and products; customer response to our new technology and product; and a dependency on third parties for certain components and for the manufacturing of our products. We undertake no obligation to update the forward-looking information in this release. More information about potential factors that could affect our business and financial results is included in our Report on Form 10K on file with the Securities and Exchange Commission (http://www.sec.gov), including, without limitation, under the captions: “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Risk Factors.”